SEVENTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (this
"Amendment") is entered into as of March 31, 2022 by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation ("Borrower"), and PINNACLE BANK, a Tennessee banking corporation (the "Lender").

RECITALS:

A.Borrower and the Lender entered into that certain Revolving Credit Loan Agreement dated as of July 31, 2017, as amended by that certain First Amendment to Revolving Credit Loan Agreement dated August 14, 2018, as amended by that ce1iain First Amendment to Revolving Credit Note and Second Amendment to Revolving Credit Loan Agreement dated October 17, 2018, as amended by that certain Second Amendment to Revolving Credit Note and Third Amendment to Revolving Credit Loan Agreement dated May 10, 2019, as amended by that certain Third Amendment to Revolving Credit Note and Fourth Amendment to Revolving Credit Loan Agreement dated October 7, 2020, as amended by that certain Fourth Amendment to Revolving Credit Note and Fifth Amendment to Revolving Credit Loan Agreement dated as of October 28, 2021, and as amended by that certain Fifth Amendment to Revolving Credit Note and Sixth Amendment to Revolving Credit Loan Agreement dated as of December 31, 2021 (the "Loan Agreement"). Capitalized terms not otherwise defined therein have the same meaning as set fo1ih in the Loan Agreement.

B.Borrower and the Lender desire to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.Section 6.7 of the Loan Agreement is hereby amended and restated as follows:

6.7 Maximum Funded Debt Ratio. Permit the Funded Debt Ratio of Borrower as calculated for Borrower and its Subsidiaries at the end of each fiscal quarter on a rolling four quaiier basis to exceed 2.50 to 1.00.

2.In connection with item 1 above, any and all provisions or definitions related to the
"Funded Debt to Tangible Capital Ratio" set forth in the Loan Agreement ai·e hereby deleted.

follows:
3.
3.The definition of "EBITDA" contained in Section 9.1 is hereby amended and restated as

"EBITDA" means (a) Net Income Attributable to Borrower's Shareholders, plus (b) to the extent deducted in determining Net Income Attributable to Borrower's Shareholders, and without duplication, the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) Non-Cash Compensation Expense, (vi) cost of products sold associated with the Vibativ Acquisition provided that (x) the inventory was acquired on the acquisition date, and (y) the aggregate amount of such cost of products sold shall not exceed 30% of EBITDA in any measurement period, (vii) the one-time write down of Vibativ inventory recognized in the quarter ending December 31, 2021 in the amount of $1,100,000, and, as reasonably agreed to by Lender, any additional one-time non-cash adjustments as reported by the Borrower on the Borrower's quarterly "Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) ...", and (viii) cost of products sold associated

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with the Sancuso Acquisition provided that (x) the work in process and finished goods inventory was acquired on the acquisition date, and (y) the aggregate amount of such cost of products sold shall not exceed 30% of EBITDA in any measurement period. For purposes of calculating EBITDA, EBITDA shall only include EBITDA arising from a permitted Acquisition if Lender is provided with a quality of earnings report related to any such Acquisition reasonably acceptable to Lender. Notwithstanding the foregoing, EBITDA shall include the following amounts for the specified periods related to the Sancuso Acquisition:

Period	Amount
3 months ending 6/30/2021	$2,001,365
3 months ending 9/30/2021	$2,001,365
3 months ending 12/31/2021	$2,001,365

1.The following is hereby added as a new definition under Section 9.1 of the Loan Agreement:

"Sancuso Acquisition" means Borrower's purchase of certain assets related to the manufacture, marketing and sale of the proprietary oncology-supportive care medicine, Sancuso, from Kyowa Kirin, Inc.

2.The Loan Agreement are not amended in any other respect.

3.Borrower reaffirms the terms and provisions of the Loan Documents and agrees that such terms and provisions are valid and binding, enforceable in accordance with its terms and provisions, subject to no defense, counterclaim, or objection.

[signatures commence on following page]

ENTERED INTO as of the date first written above.

BORROWER:

CUMBERLAND PHARMACEUTICALS INC.

By: --

Digitally signed by AJ. Kazimi
DN: cn=A.J. Kazimi, o=Cumberland Pharmaceuticals Inc., ou=CPI, email=tmajor@cumberlandpharma.
A.. Kazimi, Chief.    'eootv.e=iicer

LENDER:

PINNACLE BANK

[Signature Page to Seventh Amendment to Revolving Credit Loan Agreement]